Exhibit 5.7

November 4, 2011

Vail Resorts, Inc.

390 Interlocken Crescent

Broomfield, CO 80021

(303) 404-1800

Re:          Vail Resorts, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Wisconsin counsel to SSV Online LLC, a Wisconsin limited liability company (the “Wisconsin Guarantor”) in connection with the Registration Statement on Form S 4 (the “Registration Statement”) of Vail Resorts, Inc., a Delaware corporation (the “Company”) and certain direct and indirect wholly-owned subsidiaries of the Company listed as co registrants thereto, including the Wisconsin Guarantor (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offering by the Company of up to $390,000,000 principal amount of the Company’s 6.50% Senior Subordinated Notes due 2019 (the “Exchange Notes”) and the guarantees of the Company’s payment obligations under the Exchange Notes (each, a “Guarantee”) by the Guarantors, in exchange for a like principal amount of the Company’s outstanding 6.50% Senior Subordinated Notes due 2019 (the “Outstanding Notes”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Indenture dated April 25, 2011 by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Exchange Notes (the “Indenture”), the Supplemental Indenture dated October 24, 2011, by and among the Company, the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Supplemental Indenture”), and such other documents, corporate records, certificates of officers of the Company and the Wisconsin Guarantor and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.  In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Wisconsin Guarantor and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.             Based solely on the Certificate of Status issued by the Wisconsin Department of Financial Institutions dated November 3, 2011 attached hereto as Exhibit A, the Wisconsin Guarantor is a Wisconsin limited liability company that is validly existing, has filed its most recent annual report with said Department, has not been dissolved, and had, as a Wisconsin limited liability company under the laws of the State of Wisconsin, the power to authorize, execute and deliver the Supplemental Indenture and its respective Guarantee, and has the power to authorize, execute and deliver the Exchange Notes (the Supplemental Indenture, the Exchange Notes and the Guarantee are collectively referred to as the “Note Documents”) and to perform its obligations under the Note Documents.

2.             Each of the Note Documents has been duly authorized by all necessary limited liability company action on the part of the Wisconsin Guarantor.

3.             The authorization, execution, delivery and performance of the Note Documents do not and will not violate (a) the organizational documents of the Wisconsin Guarantor, (b) any order, judgment, writ or decree of any Wisconsin court or other agency of government that is binding on Wisconsin Guarantor and to which we have knowledge or (c) any law or regulation currently in effect in the State of Wisconsin which is known by us to be applicable to the Wisconsin Guarantor.  To our knowledge, Exhibit B attached hereto lists all of the outstanding orders, judgments, writs and decrees of any Wisconsin court or other agency of government that is binding on the Wisconsin Guarantor.  With your permission, we have not made any independent investigation into whether any items should be listed on Exhibit B.

4.             No registration with, consent, authorization or approval of or notice to, or other action to, with or by, any Wisconsin governmental or regulatory body by or on behalf of the Wisconsin Guarantor is required to make valid and legally binding the execution and delivery by the Wisconsin Guarantor of the Note Documents and the performance of its obligations thereunder provided that our opinion in this Paragraph 4 is limited to those laws, statutes and governmental rules of the State of Wisconsin of general application to business entities which is known by us to be applicable to the Wisconsin Guarantor.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

This opinion is provided as a legal opinion and not as a guarantee of the matters discussed herein. We render no opinion herein as to matters involving the federal laws of the United States or the laws of any jurisdiction other than the State of Wisconsin.  No opinion is expressed herein concerning the compliance with or exemption from the requirements of any federal registration or state “blue sky” laws in connection with the issuance, sale and delivery of the Exchange Notes.  This opinion is limited to the effect of the current state of the laws of the State of Wisconsin.  This opinion is given as of the date hereof, it is intended to apply only to the facts and circumstances that exist as of the date hereof, and we assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts after such time.  Wherever we indicate that our opinions with respect to the existence or absence of facts “known to us” or the like, our opinion is, with your permission, based solely on the officers’ certificate(s) and the current conscious awareness of facts or other information of the attorneys (without any independent investigation) currently with our firm who have represented the Wisconsin Guarantor in connection with rendering this opinion.  Our opinions are limited by (a) applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, and other laws and judicially developed doctrines relating to or affecting creditors’ rights and remedies generally and (b) general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or law, and limitations on the availability of specific performance, injunctive relief and other equitable remedies.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  We further consent to the reliance on this opinion by Gibson, Dunn & Crutcher LLP for the purpose of delivering its opinion to be filed as Exhibit 5.1 to the Registration Statement, as to the enforceability of the Indenture and the Exchange Notes.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Weiss Berzowski Brady LLP

EXHIBIT A

CERTIFICATE OF STATUS

United States of America

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

To All to Whom These Presents Shall Come, Greeting:

I, PAUL M. HOLZEM, Administrator of the Division of Corporate and Consumer Services, Department of Financial Institutions, do hereby certify that

SSV ONLINE LLC

is a domestic corporation or a domestic limited liability company organized under the laws of this state and that its date of incorporation or organization is June 1, 2011.

I further certify that said corporation or limited liability company has not yet completed its initial report year and, accordingly, has not yet filed an annual report under ss. 180.1622, 180.1921, 181.1622 or 183.0120 Wis. Stats., and that said corporation or limited liability company has not filed articles of dissolution.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department on November 3, 2011.

/s/ Paul M. Holzem
PAUL M. HOLZEM, Administrator
Division of Corporate and Consumer Services
Department of Financial Institutions

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

DFI/Corp/33

To validate the authenticity of this certificate

Visit this web address: http://www.wdfi.org/apps/ccs/verify/

Enter this code:          98385-27C1710D

EXHIBT B

ORDERS, JUDGMENTS, WRITS AND DECREES

None.